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                                                                   EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option/Stock Issuance Plan and the 1992 Employee Stock Purchase Plan of Ligand Pharmaceuticals Incorporated of our report dated January 30, 1998, with respect to the consolidated financial statements of Ligand Pharmaceuticals Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission on March 31, 1998.

                                                    /s/ ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP
San Diego, California
December 28, 1998